UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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NATIONAL BEVERAGE CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATIONAL BEVERAGE CORP.
Notice of 2006 annual meeting
and proxy statement

NATIONAL BEVERAGE CORP.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:	2:00 p.m. (local time)
DATE:	September 29, 2006
PLACE:	Hyatt Regency Orlando International Airport 9300 Airport Boulevard Orlando, Florida 32827
     At the Annual Meeting of Shareholders of National Beverage Corp. (the “Company”) and any adjournments or postponements thereof (the “Meeting”), the following proposals are on the agenda for action by the shareholders:
     1. To elect two directors to serve as Class I directors for a term of three years.
     2. To transact such other business as may properly come before the Meeting.
     Only holders of record of common stock, par value $.01 per share, of the Company, at the close of business on August 14, 2006 are entitled to notice of, and to vote at, the Meeting.
     A complete list of the shareholders entitled to vote at the Meeting will be available for examination by any shareholder, for any proper purpose, at the Meeting and during ordinary business hours for a period of ten days prior to the Meeting at the principal executive offices of the Company at One North University Drive, Fort Lauderdale, Florida 33324.
     All shareholders are cordially invited to attend the Meeting in person. Admittance to the Meeting will be limited to shareholders. Shareholders who plan to attend are requested to so indicate by marking the appropriate space on the enclosed proxy card. Shareholders whose shares are held in “street name” (the name of a broker, trust, bank or other nominee) should bring with them a legal proxy, a recent brokerage statement or letter from the “street name” holder confirming their beneficial ownership of shares.
     Whether or not you plan to attend the Meeting, please complete and return the proxy in the enclosed envelope addressed to the Company or vote electronically by using the Internet or by telephone, since a majority of the outstanding shares entitled to vote at the Meeting must be represented at the Meeting in order to transact business. Shareholders have the power to revoke any such proxy at any time before it is voted at the Meeting and the giving of such proxy will not affect your right to vote in person at the Meeting. Your vote is very important.
By Order of the Board of Directors,
Nick A. Caporella
Chairman of the Board
and Chief Executive Officer
August 28, 2006
Fort Lauderdale, Florida

PROXY STATEMENT
     This Proxy Statement is furnished to shareholders of National Beverage Corp., a Delaware corporation (the “Company”) in connection with the solicitation, by order of the Board of Directors of the Company (the “Board of Directors”), of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at the Hyatt Regency Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida 32827 on September 29, 2006, at 2:00 p.m., local time, or any adjournment or postponement thereof (the “Meeting”). The accompanying proxy is being solicited on behalf of the Board of Directors. The mailing address of the principal executive offices of the Company is P.O. Box 16720, Fort Lauderdale, Florida 33318. The approximate date on which this Proxy Statement and the accompanying form of proxy were first sent to shareholders is August 31, 2006.
     Only holders of record of common stock, par value $.01 per share, of the Company (the “Common Stock”) at the close of business on August 14, 2006 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting.
     A shareholder who gives a proxy may revoke it at any time before it is exercised by sending a written notice to the Corporate Secretary, at the address set forth above, by returning a later dated signed proxy, or by attending the Meeting and voting in person. Unless the proxy is revoked, the shares represented thereby will be voted as specified at the Meeting or any adjournment or postponement thereof.
     The Annual Report of the Company for the fiscal year ended April 29, 2006 (the “Annual Report”) is being mailed with this Proxy Statement to all holders of record of Common Stock. Additional copies of the Annual Report will be furnished to any shareholder upon request.
     Any proposal of a shareholder intended to be presented at the Company’s 2007 Annual Meeting of Shareholders must be received by the Company for inclusion in the Proxy Statement and form of proxy for that meeting no later than May 1, 2007. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2007 Annual Meeting of Shareholders (but not required to be included in the Proxy Statement) by July 14, 2007, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

SECURITY OWNERSHIP
Principal Shareholders
     Each holder of Common Stock is entitled to one vote for each share held of record at the close of business on the Record Date. As of such date, 37,575,209 shares of Common Stock were outstanding. As of the Record Date, the only persons known by the Company to own of record or beneficially more than 5% of the outstanding Common Stock were the following:

Name and Address	Amount and Nature of
Of Beneficial Owner	Beneficial Ownership	Percent of Class

Nick A. Caporella	28,534,608 (1)	75.9%
One North University Drive
Fort Lauderdale, Florida 33324

IBS Partners Ltd.	27,751,872	73.9%
16000 Barker’s Point Lane
Suite 155
Houston, Texas 77079

(1)	Includes 27,751,872 shares owned by IBS Partners Ltd. (“IBS”). IBS is a Texas limited partnership whose sole general partner is IBS Management Partners, Inc., a Texas corporation. IBS Management Partners, Inc. is owned by Mr. Nick A. Caporella. By virtue of Rule 13d-3 promulgated under the Exchange Act, Mr. Caporella would be deemed to beneficially own the shares of Common Stock owned by IBS. Also includes 20,000 shares held by the wife of Mr. Caporella as to which Mr. Caporella disclaims beneficial ownership.
Management
     The table below reflects as of the Record Date, the number of shares of Common Stock beneficially owned by the directors and each of the executive officers named in the Summary Compensation Table hereinafter set forth, and the number of shares of Common Stock beneficially owned by all directors and executive officers as a group:

			Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percent of Class

Nick A. Caporella	28,534,608	(1)	75.9%

Joseph G. Caporella	276,720	(2)	*

Samuel C. Hathorn, Jr.	86,720	(3)	*

S. Lee Kling	218,800	(4)	*

Joseph P. Klock, Jr.	69,000	(5)	*

Edward F. Knecht	67,460	(6)

George R. Bracken	93,062	(7)	*

Dean A. McCoy	46,220	(8)	*

All executive officers and directors	29,392,590	(9)	77.6%
as a group (8 in number)

*Less than 1%

(1)	Includes 27,751,872 shares held by IBS. The sole general partner of IBS is IBS Management Partners, Inc., a Texas corporation. IBS Management Partners, Inc. is owned by Mr. Nick A. Caporella. Also includes 20,000 shares held by the wife of Mr. Caporella, as to which Mr. Caporella disclaims beneficial ownership.

(2)	Includes 32,720 shares issuable upon exercise of currently exercisable options. Also includes 120,000 shares to be received pursuant to the exercise of options, the delivery of which was deferred.

(3)	Includes 14,400 shares issuable upon exercise of currently exercisable options and 320 shares held by Mr. Hathorn as custodian for his children. Also includes 8,000 shares to be received pursuant to the exercise of options, the delivery of which was deferred.

(4)	Includes 4,800 shares issuable upon exercise of currently exercisable options.

(5)	Includes 12,000 shares issuable upon exercise of currently exercisable options.

(6)	Includes 12,660 shares issuable upon exercise of currently exercisable options.

(7)	Includes 11,962 shares issuable upon exercise of currently exercisable options. Also includes 40,000 shares to be received pursuant to the exercise of options, the delivery of which was deferred.

(8)	Includes 4,470 shares issuable upon exercise of currently exercisable options. Also includes 28,000 shares to be received pursuant to the exercise of options, the delivery of which was deferred.

(9)	Includes 93,012 shares issuable upon exercise of currently exercisable options and 196,000 shares to be received pursuant to the exercise of options, the delivery of which was deferred.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Executive officers, directors and greater than ten percent (10%) beneficial owners are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms so filed.
     Based solely upon a review of the Forms 3, 4 and 5 and amendments thereto and certain representations furnished to the Company, the Company believes that, during the fiscal year ended April 29, 2006, its executive officers, directors and greater than ten percent (10%) beneficial owners complied with all applicable filing requirements.
QUORUM AND VOTING PROCEDURE
     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of elections appointed for the Meeting and will be counted in determining whether or not a quorum is present. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter (“non-voted shares”). This could occur, for example, when a broker is not permitted to vote shares held in “street name” on certain matters in the absence of instructions from the beneficial owner of the shares. Non-voted shares with respect to a particular matter will not be considered shares present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will be counted for purposes of determining the presence of a quorum. Shares voting to abstain as to a particular matter and directions to “withhold authority” to vote for directors will not be considered non-voted shares and will be considered present and entitled to vote with respect to such matter. Non-voted shares and abstentions will have no effect on the matters brought to a vote at the Meeting. As a result of Mr. Caporella’s beneficial ownership of approximately 75.9% of the outstanding shares of Common Stock of the Company, the proposal will be approved by vote of shareholders at the Meeting.

MATTER TO BE CONSIDERED AT ANNUAL MEETING
ELECTION OF DIRECTORS
     The Board of Directors is currently comprised of five directors elected in three classes (the “Classes”), with two Class I directors, two Class II directors and one Class III director. Directors in each class hold office for three-year terms. The terms of the Classes are staggered so that the term of one Class terminates each year. The term of the current Class I directors expires at the 2006 Annual Meeting and when their respective successors have been duly elected and qualified.
     The Board of Directors has nominated Joseph G. Caporella and Samuel C. Hathorn, Jr. for election as directors in Class I, each with a term of office of three years expiring at the Annual Meeting of Shareholders to be held in 2009. In order to be elected as a director, a nominee must receive a plurality of affirmative votes cast by the shares present or represented at a duly convened meeting. Shareholders have no right to vote cumulatively.
     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES FOR THE CLASS I DIRECTORS.
INFORMATION AS TO NOMINEES AND OTHER DIRECTORS
     The following information concerning principal occupation or employment during the past five years and age has been furnished to the Company by the nominees for the Class I directors, and by the directors in Classes II and III whose terms expire at the Company’s Annual Meeting of Shareholders in 2007 and 2008, respectively, and when their respective successors have been duly elected and qualified.
NOMINEES FOR DIRECTOR
CLASS I

			Director	Term
Name	Age	Principal Occupation or Employment	Since	Expires

Joseph G. Caporella	46	President of National Beverage Corp.	1987	2006

Samuel C. Hathorn, Jr.	63	President of Trendmaker	1997	2006
		Homes, a subsidiary of
		Weyerhaeuser Company.
DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING
CLASS II

			Director	Term
Name	Age	Principal Occupation or Employment	Since	Expires

S. Lee Kling	77	Chairman of the Board	1993	2007
		of The Kling Company,
		a merchant banking company.

Joseph P. Klock, Jr	57	Partner of Squire, Sanders &	1987	2007
		Dempsey, L.L.P., an
		international law firm.

CLASS III

			Director	Term
Name	Age	Principal Occupation or Employment	Since	Expires

Nick A. Caporella	70	Chairman of the Board and	1985	2008
		Chief Executive Officer of
		National Beverage Corp.
     Additional information regarding the nominees for election as directors and the continuing directors of the Company is as follows:
NOMINEES
     Joseph G. Caporella has served as President of the Company since September 2002 and, prior to that date, served as Executive Vice President since January 1991. He is the son of Mr. Nick A. Caporella.
     Samuel C. Hathorn, Jr. has been employed by Trendmaker Homes since 1981 and has served as President since 1983. Trendmaker Homes is a Houston, Texas based homebuilding and land development subsidiary of Weyerhaeuser Company.
CONTINUING DIRECTORS
     S. Lee Kling has served as Chairman of the Board of The Kling Company, a merchant banking company, since 2002 and prior thereto was Chairman of Kling Rechter & Company, a merchant banking company, since 1991. Mr. Kling served as Chairman of the Board of Landmark Bancshares Corp., a bank holding company located in St. Louis, Missouri, from 1974 through December 1991, when Landmark merged with Magna Group, Inc. He served additionally as that company’s Chief Executive Officer from 1974 through October 1990. Mr. Kling also serves on the Board of Directors of Bernard Chaus, Inc. and Electro Rent Corp.
     Joseph P. Klock, Jr. has been a partner in the international law firm of Squire, Sanders & Dempsey, L.L.P. since September, 2005. Prior to that date he had been Chairman and Managing Partner of Steel, Hector & Davis, a law firm located in Miami, Florida, which merged into Squire, Sanders & Dempsey, L.L.P. in 2005. While Squire, Sanders & Dempsey, L.L.P. did not provide legal services to the Company in fiscal year 2006, it may provide services to the Company in future periods.
     Nick A. Caporella has served as Chairman of the Board and Chief Executive Officer of the Company since the Company was founded in 1985. He also served as President until September 2002. Mr. Caporella served as President and Chief Executive Officer (since 1976) and Chairman of the Board (since 1979) of Burnup & Sims Inc. (“Burnup”) until March 11, 1994. Since January 1, 1992, Mr. Caporella’s services are provided to the Company through Corporate Management Advisors, Inc. (the “Management Company”), a company which he owns. See “Certain Relationships and Related Party Transactions.”
INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD
     The Board of Directors held five meetings during the fiscal year ended April 29, 2006 (“Fiscal 2006”). The Board of Directors has standing Audit, Compensation and Stock Option, Nominating and Strategic Planning Committees.
     The members of the Company’s Audit Committee are Messrs. Hathorn (Chairman), Kling and Klock. During Fiscal 2006, the Audit Committee held four meetings. The principal functions of the Audit Committee are to appoint the independent auditors of the Company and review with the independent auditors and the

Company’s internal audit department, the scope and results of audits, the internal accounting controls of the Company, audit practices and the professional services furnished by the independent auditors. The Company’s Board of Directors has determined that Mr. Kling and Mr. Hathorn satisfy the requirements for an audit committee financial expert under the rules and regulations of the Securities and Exchange Commission. The Board of Directors has concluded that all three members of the Audit Committee are “independent” as defined in the listing standards for the American Stock Exchange (“AMEX”). None of such persons has a material business relationship with the Company (either directly or as a partner, shareholder or member of an organization that has a relationship with the Company).
     The members of the Company’s Compensation and Stock Option Committee are Messrs. Kling (Chairman), Klock, Hathorn and Joseph G. Caporella. During Fiscal 2006, the Compensation and Stock Option Committee held three meetings. The principal functions of the Compensation and Stock Option Committee are to review and approve all salary arrangements, including annual incentive awards, for officers and employees of the Company and to administer the Company’s employee benefit plans.
     The members of the Company’s Nominating Committee are Messrs. Nick A. Caporella (Chairman) and Joseph P. Klock, Jr. During Fiscal 2006, the Nominating Committee held two meetings. The Nominating Committee recommends to the Board of Directors candidates for election to the Board of Directors. The Nominating Committee considers possible candidates from any sources, including shareholders, for nominees for Directors. In evaluating the qualifications of nominees for the Company’s Board of Directors, the Nominating Committee considers a variety of factors, such as education, work experience, knowledge of the Company’s industry, membership on the Board of Directors of other corporations and civic involvement. The Nominating Committee will consider any nomination made by any shareholder of the Company in accordance with the procedures set forth in the Company’s Restated Certificate of Incorporation. Under the Company’s Restated Certificate of Incorporation, any nomination shall generally (i) be made no earlier than sixty and no more than ninety days before the scheduled meeting by notice to the Secretary of the Company, (ii) include certain information relevant to the shareholder and their nominee and (iii) only be made at a meeting called for the purpose of electing directors of the Company. Recommendations, which shall include written materials with respect to the potential candidate, should be sent to Corporate Secretary, National Beverage Corp., P.O. Box 16720, Fort Lauderdale, Florida 33318. All shareholder nominees for director will be considered by the Nominating Committee in the same manner as any other nominee. All recommendations should be accompanied by a complete statement of such person’s qualifications (including education, work experience, knowledge of the Company’s industry, membership on the Board of Directors of another corporation, and civic activity) and an indication of the person’s willingness to serve. The Nominating Committee does not have a charter.
     The members of the Company’s Strategic Planning Committee are Messrs. Kling (Chairman), Hathorn, Nick A. Caporella and Cecil D. Conlee. Mr. Conlee is Chairman of CGR Advisors and was a former member of the Burnup board from 1973 through March 1994. No meetings were held during Fiscal 2006. The principal function of the Strategic Planning Committee is to provide the Chairman and Chief Executive Officer of the Company with additional advice and consultation on the long-term strategies of the Company.
     Each director attended all of the meetings of the Board and Committees on which he serves.
     Nick Caporella currently beneficially owns 75.9% of the Company’s outstanding Common Stock. As a result, the Company is a “controlled company” within the meaning of the AMEX listing standards and is not currently required to have independent directors comprise a majority of its Board of Directors or to have independent directors comprise its Compensation and Stock Option Committee or its Nominating Committee. Notwithstanding, a majority of the Board of Directors of the Company are independent. Messrs Hathorn, Kling and Klock qualify as independent directors within the meaning of the AMEX listing standards.

DIRECTOR COMPENSATION
     Officers of the Company who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or of any Committee of the Board of Directors. In Fiscal 2006, non-management directors received a retainer fee of $20,000 per annum, a fee of $1,000 for each board meeting attended and a fee of $750 ($1,000 in the case of a committee chairman) for each committee meeting attended. Each non-management member of the Strategic Planning Committee received a fee of $1,250 for each meeting attended.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
     The following table sets forth a summary of the compensation over the past three fiscal years for the Chief Executive Officer and Named Executive Officers of the Company.
SUMMARY COMPENSATION TABLE

	Annual Compensation			Long Term Compensation Awards
	Year	Salary	Bonus	Securities Underlying Options

Nick A. Caporella(1)	2006	—	—	—
Chairman of the Board	2005	—	—	—
and Chief Executive Officer	2004	—	—	—

Joseph G. Caporella(2)	2006	$340,000	$261,213	35,000
President	2005	$325,000	$279,851	2,000
	2004	$310,000	$172,366	2,500

Edward F. Knecht(3)	2006	$152,300	$101,294	5,000
Executive Vice President—	2005	$152,300	$70,271	—
Procurement	2004	$152,300	$144,827	—

George R. Bracken(1)(4)	2006	—	—	4,000
Senior Vice President—	2005	—	—	—
Finance	2004	—	—	—

Dean A. McCoy(5)	2006	$140,000	$31,000	6,000
Senior Vice President	2005	$135,000	$33,000	—
and Chief Accounting	2004	$120,000	$30,000	—
Officer

(1)	The services of Messrs. Nick Caporella and Bracken are provided to the Company through the Management Company, an entity owned by Mr. Caporella. See “Certain Relationships and Related Party Transactions”.

2)	Amount in fiscal 2005 includes $100,000 awarded by the Compensation and Stock Option Committee for certain special projects, including favorable resolution of a customer contract.

(3)	Mr. Knecht, who is 72 years old, was elected Executive Vice President — Procurement in October 2003. Since May 1989, Mr. Knecht has served in various capacities for Shasta Sweetener Corp., a subsidiary of the Company, including President from May 1998 to present.

(4)	Mr. Bracken, who is 61 years old, has served as Senior Vice President — Finance of the Company since October 2000 and, prior to that date, served as Vice President and Treasurer since October 1996.

(5)	Mr. McCoy, who is 49 years old, has served as Senior Vice President and Chief Accounting Officer since October 2003, Senior Vice President — Controller of the Company from October 2000 to September 2003 and, prior to that date, served as Vice President — Controller since July 1993.

OPTION GRANTS IN LAST FISCAL YEAR
     The following options were granted to the Named Executive Officers during the fiscal year ended April 29, 2006.

					Potential Realizable Value at
					Assumed Annual Rates of Stock
	Individual Grants				Price Appreciation for Option Term
	No. of Securities	% of Total Options Granted	Exercise	Expiration
Name	Underlying Options	to Employees in Fiscal Year	Price	Date	0%	5%	10%

Joseph G. Caporella	35,000	12.2	(1)	02/13/16	$313,950	$511,700	$814,800

Edward F. Knecht	5,000	1.7	(1)	02/13/16	44,850	73,100	116,400

George R. Bracken	4,000	1.4	(1)	02/13/16	35,880	58,480	93,120

Dean A. McCoy	6,000	2.1	(1)	02/13/16	53,820	87,720	139,680

(1)	The options were granted under the Company’s Special Stock Option Plan and vest over an 8 year period in relatively equal amounts at approximately 16 month intervals. The exercise price can be reduced and the vesting schedule can be accelerated by the optionee purchasing and maintaining ownership of shares of Common Stock and/or the Company achieving performance objectives as determined by the Board. Based upon the maximum required ownership of Common Stock as provided in the Stock Option Agreement together with the Company achieving the performance targets previously established by the Board, the option can fully vest after approximately 54 months and the exercise price can be reduced to the par value of the Common Stock, or $.01 per share. For purposes hereof, the exercise price is assumed to be par value.
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

			No. of Securities Underlying		Value of Unexercised
			Unexercised Options		in-the-Money Options(1)
	Shares Acquired	Value
Name	By Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph G. Caporella	26,000	$180,115	70,920	55,080	$929,892	$845,478

Edward F. Knecht	22,000	142,280	12,660	12,040	164,766	184,814

George R. Bracken	22,000	128,280	10,162	7,588	138,740	116,476

Dean A. McCoy	11,500	47,494	4,470	11,155	68,615	171,229

(1)	Amount reflects potential gains on outstanding options based on the closing price of the Common Stock on April 29, 2006.
     The Company does not maintain any reportable long-term incentive plans.
     None of the Named Executives Officers are parties to employment contracts, termination of employment agreements or change-in-control arrangements.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information about the shares of Common Stock that may be issued upon exercise of options and other stock based awards under all of the Company’s equity compensation plans as of April 29, 2006, including the 1991 Omnibus Incentive Stock Option Plan, the 1995 Special Stock Option Plan and the 1997 Key Employee Equity Partnership Program.

	Number of securities to be	Weighted average	Number of securities remaining available for
	issued upon exercise of	exercise price of	future issuance under equity compensation
	outstanding options,	outstanding options,	plans (excluding securities reflected
Plan Category	warrants, and rights	warrants and rights	in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	711,850	$5.37	2,503,810

Equity compensation plans not approved by stockholders(1)	97,526	1.76	168,942

Total	809,376	$4.93	2,672,752

(1)	Reflects shares available for grant under the Company’s Key Employee Equity Partnership Program. See “Compensation Committee Report” for a description of the plan. Also includes 4,000 options issued to certain directors in 1996.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Mr. Joseph G. Caporella is both a member of the Compensation Committee and an officer of the Company.
COMPENSATION COMMITTEE REPORT
     The Compensation and Stock Option Committee of the Board of Directors has furnished the following report:
     Mr. Nick A. Caporella was not compensated by the Company or its subsidiaries during the past fiscal year. The Management Company provides management services to the Company and its subsidiaries through a group of employees, including Nick A. Caporella and George R. Bracken, and receives a management fee from the Company pursuant to the terms of a management agreement adopted in fiscal year 1992 prior to the Company having publicly traded shares. (See “Certain Relationships and Related Party Transactions”.) The Management Company receives an annual base fee from the Company equal to 1% of the consolidated net sales of the Company, plus incentive compensation based upon certain factors to be determined by the Compensation and Stock Option Committee of the Board of Directors. The Company paid approximately $5.2 million for services rendered by the Management Company for the Fiscal Year 2006. No incentive compensation has been incurred or approved under the management agreement since its inception in fiscal 1992. In addition, no options or other stock-based awards have been granted to Mr. Caporella since the Company’s formation in 1985. The Compensation and Stock Option Committee has determined the need to develop a plan to provide the Management Company with incentive compensation to reward its performance.

     The Company’s compensation structure has been designed to enable the Company to attract, motivate and retain top quality executives by providing a fully competitive and comprehensive package which reflects individual performance as well as annual incentive awards. The awards are payable in cash and are based on the achievement of performance goals established by the Committee, in consultation with the Chief Executive Officer. Consideration is also given to comparable compensation data for persons holding similarly responsible positions at other companies in determining appropriate compensation levels. In addition, long-term, stock-based awards are granted to strengthen the mutuality of interest between the executive and the Company’s shareholders and to motivate and reward the achievement of important long-term performance objectives of the Company.
     Stock-based awards made under the Company’s 1991 Omnibus Incentive Plan typically consist of options to purchase Common Stock which vest over five years and have a term of ten years. Certain key executives of the Company also receive grants from time to time under the Company’s Special Stock Option Plan. The vesting schedule and exercise price of these options are tied to the executive’s ownership levels of Common Stock and achievement of Company objectives. The Company issues stock awards with long-term vesting schedules to increase the level of the executive’s stock ownership by continued employment with the Company.
     In addition, long-term incentive compensation is awarded under the National Beverage Corp. Key Employee Equity Partnership Program (the “KEEP Program”). The KEEP Program is designed to positively align the interests between the Company’s executives and its shareholders beyond traditional option programs while, at the same time, intending to stimulate and reward management in “partnering-up” with the Company in its quest to create shareholder value. The KEEP Program provides for the granting of stock options to key employees, officers and directors of the Company who invest their personal funds in the Common Stock. Participants who purchase shares of the Common Stock in the open market receive grants of stock options equal to 50% of the number of shares purchased up to a maximum of 6,000 shares in any two-year period. Options under the KEEP Program are automatically forfeited in case of the sale of shares originally acquired by the participant. The options are granted at an initial exercise price of 60% of the purchase price paid for the shares acquired and reduce to the par value of the Common Stock at the end of the six-year vesting period.
     The Company’s long-term incentive programs are generally intended to provide rewards to executives only if value is created for shareholders over time and the executive continues in the employ of the Company. The Committee believes that employees should have sufficient holdings of the Company’s Common Stock so that their decisions will appropriately foster growth in the value of the Company. The Committee reviews with the Chief Executive Officer the recommended individual awards for those executives, other than the Chief Executive Officer, and evaluates the scope of responsibility, strategic and operational goals of individual contributions in making final awards under the 1991 Omnibus Incentive Plan, the Special Stock Option Plan and determining participants in the KEEP Program.
Compensation and Stock Option Committee:
Mr. Joseph P. Klock, Jr. — Chairman
Mr. S. Lee Kling
Mr. Samuel C. Hathorn, Jr.
Mr. Joseph G. Caporella

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee of the Board of Directors has furnished the following report:
     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended April 29, 2006. This review included a discussion of the quality and the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
     The Audit Committee discussed with the Company’s independent registered auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles, all matters required to be discussed by Statement on Auditing Standards No. 61.
     In addition, the Committee discussed with the independent registered auditors their independence from management and the Company, including the matters in their written disclosures required by the Independence Standards Board Standard No. 1.
     The Audit Committee discussed with the Company’s Director of Internal Audit and independent registered auditors the overall plans for their respective audits, the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2006 for filing with the Securities and Exchange Commission.
Audit Committee:
Mr. Samuel C. Hathorn, Jr. — Chairman
Mr. S. Lee Kling
Mr. Joseph P. Klock, Jr.
INDEPENDENT REGISTERED AUDITORS’ FEES
     The Company retained PricewaterhouseCoopers LLP to audit its consolidated financial statements for Fiscal 2006. Aggregate audit fees for the Fiscal 2006 and Fiscal 2005 audits and the reviews of interim financial statements included in the Company’s Form 10-Q were approximately $226,500 and $193,500, respectively.
     During Fiscal 2006 and 2005, PricewaterhouseCoopers LLP did not bill the Company for any audit related fees, tax consulting or other products or services. The Audit Committee pre-approves all audit and permitted non-audit fees before such service is rendered.
RELATIONSHIP WITH INDEPENDENT REGISTERED AUDITORS
     The Company’s consolidated financial statements for the fiscal years ended April 29, 2006 and April 30, 2005 have been examined by PricewaterhouseCoopers LLP, independent registered auditors. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting to make a statement if they so desire and they are expected to be available to respond to appropriate questions.
     The Company’s Board of Directors intends to review the appointment of independent registered auditors during fiscal 2007.

PERFORMANCE GRAPH
     The following graph compares the cumulative total shareholder return on the Company’s Common Stock for the period from April 28, 2001 through April 29, 2006 with the cumulative total return of the S & P 500 Stock Index and a Company constructed index of peer companies. Included in the Company constructed peer group index are Coca-Cola Enterprises Inc., Coca-Cola Bottling Company Consolidated, Cott Corporation and Pepsi Americas, Inc. The graph assumes that the value of the investment in Common Stock was $100.00 on April 28, 2001 and that all dividends, if any, were reinvested.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     The Company is a party to a management agreement with Corporate Management Advisors, Inc., a company owned by
Nick A. Caporella. The management agreement originated with the need to employ professionals at the early stages of the Company’s development, the cost of which could be shared with others, thus allowing the Company to have a more cost-effective structure.
     The management agreement states that the Management Company is to provide to the Company, subject to the direction and supervision of the Board of Directors of the Company, (i) senior corporate functions (including supervision of the Company’s financial, legal, executive recruitment, internal audit and management information systems departments) as well as the services of a Chief Executive Officer, and (ii) services in connection with acquisitions, dispositions and financings by the Company, including identifying and profiling acquisition candidates, negotiating and structuring potential transactions and arranging financing for any such transaction. In July 2005, in connection with providing services under the management agreement, the Management Company became a twenty percent joint owner of an aircraft used by the Company. The Management Company receives an annual base fee from the Company equal to one percent of the consolidated net sales of the Company, plus incentive compensation based upon certain factors to be determined by the Compensation and Stock Option Committee of the Board of Directors. The Company has paid approximately $5.2 million, $5.0 million and $5.1 million for services rendered by the Management Company for fiscal year 2006, 2005 and 2004, respectively. No incentive compensation has been incurred or approved under the management agreement since its inception in fiscal year 1992.

PROXY SOLICITATION
     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company. Proxies may be solicited by personal interview, mail, telephone or facsimile. The Company will also request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of the Company’s Common Stock of whom they have knowledge, and the Company will reimburse them for their expense in so doing. Certain directors, officers and other employees of the Company may solicit proxies without additional remuneration. The entire cost of the solicitation will be borne by the Company.
CONTACTING THE BOARD OF DIRECTORS
     Shareholders who wish to communicate with the Board of Directors may do so by writing to Board of Directors, National Beverage Corp., P.O. Box 16720, Fort Lauderdale, Florida 33318. Such communications will be reviewed by the Secretary of the Company, who shall remove communications relating to solicitations, junk mail, or other correspondence relating to customer service issues. All other communications shall be forwarded to the Board of Directors or specific members of the Board, as appropriate or as requested in the shareholder communication. The Company encourages, but does not require, that all members of the Board of Directors attend annual meetings of the Company and all members attended last year’s annual meeting.
DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS
     The Board of Directors does not now intend to bring before the Meeting any matters other than those disclosed in the Notice of Annual Meeting of Shareholders, and it does not know of any business which persons other than the Board of Directors intend to present at the Meeting. Should any other matter requiring a vote of the shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by any such proxy discretionary authority to vote the same in respect of any such other matter in accordance with their best judgment.
     Please date, sign and return the proxy at your earliest convenience in the enclosed envelope addressed to the Company (no postage is required for mailing in the United States) or vote electronically using the Internet or telephone. A prompt return of your proxy or electronic vote will be appreciated as it will save the expense of further mailings.
By Order of the Board of Directors,
Nick A. Caporella
Chairman of the Board
and Chief Executive Officer
August 28, 2006
Fort Lauderdale, Florida

Please	☐
Mark Here for Address
Change or Comments
SEE REVERSE SIDE

1.	Election of two Class I Directors for a term of three years:

(Mark only one of the following boxes)

		VOTE FOR	VOTE WITHHELD
		the nominees	for the nominees
NOMINEES:		listed	listed
01	Joseph G. Caporella	☐	☐
02	Samuel C. Hathorn, Jr.
(Instructions: To withhold authority for any individual nominee, strike a line through the nominee’s name listed above. Your shares will be cast FOR the other nominee.)
2.	In their discretion, upon any other matters which may properly come before the meeting or any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election as Class I Director of the nominees of the Board of Directors and with discretionary authority on all matters which may properly come before the meeting or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated August 28, 2006.

Please mark here if you plan to attend the meeting	☐

Signature	Signature	Date

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer or other representative, please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

▲ FOLD AND DETACH HERE ▲

Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/fiz		1-866-540-5760		Mark, sign and date
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

NATIONAL BEVERAGE CORP.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — SEPTEMBER 29, 2006
SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
The undersigned hereby constitutes and appoints David J. Boden and Dean A. McCoy, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Shareholders of NATIONAL BEVERAGE CORP. to be held at the Hyatt Regency Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida 32827 on September 29, 2006 at 2:00 pm local time and at any adjournments or postponements thereof, on all matters coming before said meeting in the manner set forth below:
(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲